SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



       RE	American
Depositary Shares evidenced by
Four 4 American Depositary
Receipts
       representing One 1
Ordinary Share of
Raiffeisen International
BankHolding AG.
 Form F6 File No.
333161166



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as
amended on behalf of The Bank
of New York Mellon as
Depositary for securities against
which American Depositary
Receipts are to be issued we
attach a copy of the new
prospectus Prospectus reflecting
the Name Change to Raiffeisen
Bank International AG.

As required by Rule 424e the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement the
Prospectus consists of the ADR
certificate with the revised name
change for Raiffeisen
International BankHolding AG.

The Prospectus has been revised
to reflect the new name of
Raiffeisen Bank International
AG.


Please contact me with any
questions or comments at 212
8152221.


Sandra Bruno
Assistant Treasurer
The Bank of New York Mellon
ADR Division

Encl.

CC Paul Dudek Esq. Office of
International Corporate Finance